Exhibit 99.1

ELDORADO RESORTS ENTERS INTO DEFINITIVE AGREEMENTS TO SELL

PRESQUE ISLE DOWNS & CASINO AND LADY LUCK CASINO VICKSBURG

Reno, Nev., (February 28, 2018) — Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado” or the “Company”) announced today that it entered into definitive agreements to sell substantially all of the assets and liabilities of Presque Isle Downs & Casino in Erie, Pennsylvania and Lady Luck Casino Vicksburg in Vicksburg, Mississippi to Churchill Downs Incorporated (NASDAQ: CHDN). Under the terms of the agreements, Churchill Downs will purchase Presque Isle Downs & Casino for cash consideration of approximately $178.9 million and Lady Luck Casino Vicksburg for cash consideration of approximately $50.6 million, in each case subject to a customary working capital adjustment.

Both transactions are subject to receipt of required regulatory approvals, termination of the waiting period under the Hart-Scott-Rodino Act and other customary closing conditions, including, in the case of Presque Isle Downs & Casino, the prior closing of the sale of Lady Luck Casino Vicksburg. The Lady Luck Casino Vicksburg transaction is expected to close in the second quarter of 2018, and the Presque Isle Downs & Casino transaction is expected to close in late 2018.

Gary Carano, Chairman and Chief Executive Officer of Eldorado, commented, “Our agreements to divest Presque Isle and Lady Luck Vicksburg are consistent with our strategy to maximize returns from our portfolio of regional gaming assets through investments in new properties as well as opportunistic divestitures. The sale price represents an attractive multiple of these properties’ trailing twelve months cash flows. We remain fully committed to expanding our platform into growth markets that we believe have the potential for high returns as well as deploying capital toward high return investments in our existing properties.”

Macquarie Capital is acting as exclusive financial advisor to Eldorado in connection with the proposed transactions.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty properties in ten states, including Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, Nevada, Ohio, Pennsylvania and West Virginia. In aggregate, Eldorado’s properties feature approximately 21,000 slot machines and VLTs and 600 table games, and over 7,000 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Eldorado and are subject to uncertainty and changes in circumstances. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should,” “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the potential transactions will be consummated on the terms described herein, or at all. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include (a) the timing to consummate the proposed sales, (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and satisfy or waive other closing conditions; (d) our ability to identify and execute acquisition and investment opportunities; and (e) the risk factors disclosed in Eldorado’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Forward-looking statements reflect the analysis of our management as of the date of this release. We undertake no obligations to revise these statements to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contact:
Thomas Reeg	Joseph N. Jaffoni, James Leahy
President	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

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